                                                                     EXHIBIT 4.1


                          FIRST SUPPLEMENTAL INDENTURE


         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 10, 2002 (this "Supplemental Indenture"), is between GOODRICH CORPORATION, a New York corporation (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation authorized to accept and execute trusts, as trustee (the "Trustee").


                                   WITNESSETH

         WHEREAS, pursuant to the Indenture, dated as of May 1, 1991, between the Issuer and the Trustee, as successor to Harris Trust and Savings Bank, as trustee (the "Indenture"), the Issuer may from time to time issue and sell debt securities in one or more series;

         WHEREAS, the Issuer desires to create and authorize the series of 6.45% Notes due 2007 limited initially to $300,000,000 in aggregate principal amount (the "Notes"), and to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture;

         WHEREAS, the Notes are a series of Securities (as that term is defined in the Indenture) and are being issued under the Indenture, as supplemented by this Supplemental Indenture, and are subject to the terms contained therein and herein;

         WHEREAS, the Notes are to be substantially in the form attached hereto as EXHIBIT A;

         WHEREAS, the Issuer and the Trustee may enter into this Supplemental Indenture without the consent of the holders of the Securities Outstanding (as that term is defined in the Indenture) as of the date hereof pursuant to Sections 7.1(f) and 7.1(g) of the Indenture;

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by or on behalf of the Trustee as provided in this Supplemental Indenture, the valid, binding and legal obligations of the Issuer, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed;

         NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such Notes by the holders thereof, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the holders from time to time of the Notes, as follows:

         Section 1. Definitions. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture. As used in this Supplemental Indenture, unless a different meaning clearly appears from the context, the following terms shall have the meanings indicated below:

         "Book-Entry Notes" means those Notes for which a Securities Depository or its nominee is the holder.

         "Letter of Representations" means (i) the Blanket Letter of Representations dated December 6, 2002, executed by the Issuer and delivered to the Securities Depository and any amendments thereto, (ii) any successor blanket agreements between the Issuer and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to any bonds, notes or other obligations issued by the Issuer, including the Book-Entry Notes, or (iii) any successor agreements between the Issuer and the Trustee and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to the Notes.

         "Securities Depository" means a Person that is registered as a clearing agency under Section 17A of the Securities Exchange Act of 1934 or whose business is confined to the performance of the functions of a clearing agency with respect to exempted securities, as defined in Section 3(a)(12) of such Act for the purposes of Section 17A thereof.

         Section 2. Creation and Authorization of Series. There is hereby created and authorized the series of Notes entitled the "6.45% Notes Due 2007," which shall be a series limited initially to $300,000,000 in aggregate principal amount. Notwithstanding the foregoing initial aggregate principal amount, the Issuer may, without the consent of the holders of the Notes, reopen this series of Notes and issue an unlimited amount of additional notes having the same ranking, interest rate, maturity and other terms as the Notes; provided, that, the Issuer may reopen this series of Notes only if the additional notes issued will be fungible with the Notes for United States federal income tax purposes. Any such additional notes, together with the Notes, will be consolidated with and constitute a single series of Securities under the Indenture.

         Section 3. Certain Provisions Applicable to the Series.

         (a) Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Indenture, including those made part of the Indenture by reference to the Trust Indenture Act of 1939. Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms.

         (b) The Notes shall include all of the terms in the form of the Notes attached hereto as EXHIBIT A.

         (c) The provisions of Section 10.5 of the Indenture entitled "Mandatory and Optional Sinking Funds" shall not be applicable to the Notes.

         Section 4. Securities Depository Provisions. The Notes shall be issued initially as Book-Entry Notes. All Book-Entry Notes shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The Issuer has executed and delivered a Letter of Representations to DTC. All payments of principal of, redemption premium, if any, and interest on the Book-Entry Notes and all notices with respect thereto, including notices of full or partial redemption, shall be made and given at the times and in the manner set out in the Letter of Representations. The terms and provisions of the Letter of Representations shall govern in the event of any inconsistency between the provisions of the Indenture and the Letter of Representations. The Letter of Representations may be amended without consent of the holders of the Notes.

         The book-entry registration system for all of the Book-Entry Notes may be terminated and certificates delivered to and registered in the name of the beneficial owners of the Book-Entry Notes, under either of the following circumstances:

         (a) DTC notifies the Issuer and the Trustee that it is no longer willing or able to act as Securities Depository for the Book-Entry Notes and a successor Securities Depository for the Book-Entry Notes is not appointed by the Issuer within 90 days; or

         (b) The Issuer determines that the Book-Entry Notes are exchangeable.

         If a successor Securities Depository is appointed by the Issuer, the Book-Entry Notes will be registered in the name of such successor Securities Depository or its nominee. If certificates are required to be issued to beneficial owners of the Book-Entry Notes, the Trustee and the Issuer shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of Book-Entry Notes held by such beneficial owners.

         The beneficial owners of the Book-Entry Notes will not receive physical delivery of certificates except as provided in this Supplemental Indenture. For so long as there is a Securities Depository for the Notes, all of such Notes shall be registered in the name of the nominee of the Securities Depository, all transfers of beneficial ownership interests in such Notes will be made in accordance with the rules of the Securities Depository, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Notes is to receive, hold or deliver any certificate. The Issuer and the Trustee shall have no responsibility or liability for transfers of beneficial ownership interests in such Notes.

         The Issuer and the Trustee will recognize the Securities Depository or its nominee as the holder of the Book-Entry Notes for all purposes, including receipt of payments, notices and voting; provided the Trustee may recognize votes by or on behalf of beneficial owners as if such votes were made by holders of a related portion of the Notes when such votes are received in compliance with an omnibus proxy of the Securities Depository or otherwise pursuant to the rules of the Securities Depository or the provisions of the Letter of Representations or other comparable evidence delivered to the Trustee by the holders of the Notes.

         With respect to a Book-Entry Note, the Issuer and the Trustee shall be entitled to treat the Person in whose name such Note is registered as the absolute owner of such Note for all purposes of the Indenture, and neither the Issuer nor the Trustee shall have any responsibility or obligation to any beneficial owner of such Note. Without limiting the immediately preceding sentence, neither the Issuer nor the Trustee shall have any responsibility or obligation with respect to (a) the accuracy of the records of any Securities Depository or any other Person with respect to any ownership interest in Book-Entry Notes, (b) the delivery to any Person, other than a holder of the Notes, of any notice with respect to Book-Entry Notes, including any notice of redemption or refunding, (c) the selection of the particular Notes or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of part of the Notes

Outstanding or (d) the payment to any Person, other than a holder of the Notes, of any amount with respect to the principal of, redemption premium, if any, or interest on the Book-Entry Notes.

         Notwithstanding the provisions of Section 10.2 of the Indenture, in the event of a partial redemption of the Notes in accordance with the Indenture and this Supplemental Indenture, the Securities Depository for Book-Entry Notes shall select Notes for redemption according to its stated procedures. In selecting Book-Entry Notes for redemption, each Note shall be considered as representing that number of Notes which is obtained by dividing the principal amount of such Note by the minimum authorized denomination.

         Section 5. Effect of Supplemental Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Supplemental Indenture.

         Section 6. Governing Law. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

         Section 7. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein shall be taken as statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes other than with respect to the Trustee's authentication and execution. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

         Section 8. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provisions shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

         Section 9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; and all such counterparts shall together constitute but one and the same instrument.



           [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      GOODRICH CORPORATION


                                      By:
                                          --------------------------------------
                                          Name:  Scott E. Kuechle
                                          Title: Vice President and Treasurer


[CORPORATE SEAL]


Attest:

By:
    ------------------------------
    Name:  Kenneth L. Wagner
    Title: Assistant Secretary


                                      THE BANK OF NEW YORK


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


[CORPORATE SEAL]

Attest:

By:
    ------------------------------
    Name:
    Title:

                                    EXHIBIT A


                              GLOBAL GOODRICH NOTE

REGISTERED
No. R-1                                          Principal Amount:  $300,000,000

                                                             CUSIP:  382388 AQ 9


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                              GOODRICH CORPORATION
                              6.45% NOTES DUE 2007

         GOODRICH CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $300,000,000, on December 15, 2007, and to pay interest thereon semi-annually on June 15 and December 15 (the "Interest Payment Dates") in each year, commencing June 15, 2003, at the rate of 6.45 percent per annum until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, this note (this "Security") shall bear interest from the most recent Interest Payment Date to which interest in respect hereof has been paid or duly provided for, unless (i) the date hereof is such an Interest Payment Date, in which case from the date hereof, or (ii) no interest has been paid on this Security, in which case from December 10, 2002; provided, however, that if the Company shall default in the payment of interest due on the date hereof, then this Security shall bear interest from the next preceding Interest Payment Date to which Interest has been paid or, if no interest has been paid on this Security, from December 10, 2002. Notwithstanding the foregoing, if the date hereof is after the June 1 or December 1 (whether or not a Business Day) (the "Record Date"), as the case may be, next preceding an Interest Payment Date and before such Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from December 10, 2002. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date.

         Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:  December 10, 2002                 GOODRICH CORPORATION


                                          By:
                                                  ------------------------------
                                          Title:  Vice President and Treasurer



Attest:

By:
       ----------------------------
Title: Vice President and Secretary





TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee


By:
       ----------------------------
       Authorized Officer

                               REVERSE OF SECURITY

                              GOODRICH CORPORATION
                              6.45% NOTES DUE 2007

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 1, 1991, between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee") and the First Supplemental Indenture, dated as of December 10, 2002, between the Company and the Trustee (collectively, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated on the face hereof limited initially to $300,000,000 in aggregate principal amount. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any) and may be subject to different repayment provisions (if any).

         Any payment required to be made with respect to this Security on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue for the period from and after such date to the date of payment.

         This Security is redeemable, in whole or in part, at any time from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Security and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus, in each case, accrued and unpaid interest thereon to the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any redemption date for the Securities of this series, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the

Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Deal Quotations.

         "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., Salomon Smith Barney Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors and one additional Primary Treasury Dealer selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date for the Securities of this series, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof having the same interest rate and maturity as this Security will be issued in the name of the holder hereof upon the cancellation hereof.

         Except as set forth above, the Securities of this series will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities at the time Outstanding of all series to be affected (all such series voting as a single class). The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place, and rate, if any, and in the coin or currency, herein prescribed.

         The Securities of this series are being issued by means of a book-entry system with no physical distribution of note certificates to be made except as provided in the Indenture. As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Security is registrable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate and maturity and bearing interest from the same date as this Security, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate and maturity and bearing interest from the same date as such Securities, as requested by the holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered holder, shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for monies payable on this Security.

         No recourse for the payment of the principal of or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplement thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present, or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

                        --------------------------------

         FOR VALUE RECEIVED, ___________________________________________ the
undersigned hereby sell(s), assign(s) and transfers unto

                                               [PLEASE INSERT SOCIAL SECURITY OR
                                          TAX IDENTIFICATION NUMBER OF ASSIGNEE]

                                               !
                                               !
                                               !
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OR ASSIGNEE]

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________ attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
        ----------------------------

NOTICE:
                  --------------------------------------------------------------
                  The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.